                                                                   EXHIBIT 10.14







                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG


                         FRANK'S NURSERY & CRAFTS, INC.
                                   AS BORROWER


                                       AND


                    CONGRESS FINANCIAL CORPORATION (CENTRAL)
                                    AS AGENT


                                       AND


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   AS LENDERS




                               DATED: MAY 20, 2002

                                TABLE OF CONTENTS


                                                                                                           Page


SECTION 1.     DEFINITIONS...................................................................................1

SECTION 2.     CREDIT FACILITIES............................................................................26
    2.1.       Loans........................................................................................26
    2.2.       Letter of Credit Accommodations and B/A Accommodations.......................................27
    2.3.       Commitments..................................................................................31

SECTION 3.     INTEREST AND FEES............................................................................31
    3.1.       Interest.....................................................................................31
    3.2.       Fees.........................................................................................33
    3.3.       Changes in Laws and Increased Costs of Loans.................................................33

SECTION 4.     CONDITIONS PRECEDENT.........................................................................35
    4.1.       Conditions  Precedent  to  Initial  Loans,  Letter  of Credit
               Accommodations  and B/A Accommodations.......................................................35
    4.2.       Conditions   Precedent  to  All  Loans,  Letter  of  Credit   Accommodations
               and  B/A Accommodation.......................................................................37

SECTION 5.     GRANT AND PERFECTION OF SECURITY INTEREST....................................................38
    5.1.       Grant of Security Interest...................................................................38
    5.2.       Perfection of Security Interests.............................................................39

SECTION 6.     COLLECTION AND ADMINISTRATION................................................................43
    6.1.       Borrower Loan Account........................................................................43
    6.2.       Statements...................................................................................43
    6.3.       Collection of Accounts.......................................................................44
    6.4.       Payments.....................................................................................45
    6.5.       Authorization to Make Loans..................................................................46
    6.6.       Use of Proceeds..............................................................................46
    6.7.       Pro Rata Treatment...........................................................................47
    6.8.       Sharing of Payments, Etc.....................................................................47
    6.9.       Settlement Procedures........................................................................48
    6.10.      Obligations Several; Independent Nature of Lenders' Rights...................................50

SECTION 7.     COLLATERAL REPORTING AND COVENANTS...........................................................50
    7.1.       Collateral Reporting.........................................................................50
    7.2.       Accounts Covenants...........................................................................51
    7.3.       Inventory Covenants..........................................................................52
    7.4.       Equipment and Real Property Covenants........................................................53
    7.5.       Power of Attorney............................................................................54
    7.6.       Right to Cure................................................................................55


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

    7.7.       Access to Premises...........................................................................55

SECTION 8.     REPRESENTATIONS AND WARRANTIES...............................................................55
    8.1.       Corporate Existence, Power and Authority.....................................................56
    8.2.       Name; State of Organization; Chief Executive Office; Collateral
               Locations....................................................................................56
    8.3.       Financial Statements; No Material Adverse Change.............................................57
    8.4.       Priority of Liens; Title to Properties.......................................................57
    8.5.       Tax Returns..................................................................................57
    8.6.       Litigation...................................................................................58
    8.7.       Compliance with Other Agreements and Applicable Laws.........................................58
    8.8.       Environmental Compliance.....................................................................58
    8.9.       Employee Benefits............................................................................59
    8.10.      Bank Accounts................................................................................60
    8.11.      Intellectual Property........................................................................60
    8.12.      Subsidiaries; Affiliates; Capitalization; Solvency...........................................61
    8.13.      Labor Disputes...............................................................................61
    8.14.      Restrictions on Subsidiaries.................................................................61
    8.15.      Material Contracts...........................................................................62
    8.16.      Payable Practices............................................................................62
    8.17.      Accuracy and Completeness of Information.....................................................62
    8.18.      Survival of Warranties; Cumulative...........................................................62

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS...........................................................63
    9.1.       Maintenance of Existence.....................................................................63
    9.2.       New Collateral Locations.....................................................................63
    9.3.       Compliance with Laws, Regulations, Etc.......................................................63
    9.4.       Payment of Taxes and Claims..................................................................65
    9.5.       Insurance....................................................................................65
    9.6.       Financial Statements and Other Information...................................................66
    9.7.       Sale of Assets, Consolidation, Merger, Dissolution, Etc......................................67
    9.8.       Encumbrances.................................................................................68
    9.9.       Indebtedness.................................................................................69
    9.10.      Loans, Investments, Etc......................................................................71
    9.11.      Dividends and Redemptions....................................................................73
    9.12.      Transactions with Affiliates.  Borrower shall not, directly or indirectly:..................................................................................73
    9.13.      Compliance with ERISA........................................................................74
    9.14.      End of Fiscal Years; Fiscal Quarters.........................................................74
    9.15.      Change in Business...........................................................................74
    9.16.      Limitation of Restrictions Affecting Subsidiaries............................................74
    9.17.      Excess Availability..........................................................................75
    9.18.      Financial Covenants..........................................................................75
    9.19.      License Agreements...........................................................................78
    9.20.      Intentionally Omitted........................................................................79

    9.21.      Costs and Expenses...........................................................................79
    9.22.      Further Assurances...........................................................................79

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES...............................................................80
    10.1.      Events of Default............................................................................80
    10.2.      Remedies.....................................................................................82

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
               GOVERNING LAW................................................................................85
    11.1.      Governing Law; Choice of Forum; Service of Process; Jury Trial
               Waiver.......................................................................................85
    11.2.      Waiver of Notices............................................................................87
    11.3.      Amendments and Waivers.......................................................................87
    11.4.      Waiver of Counterclaims......................................................................89
    11.5.      Indemnification..............................................................................89

SECTION 12.    THE AGENT....................................................................................89
    12.1.      Appointment, Powers and Immunities...........................................................89
    12.2.      Reliance by Agent............................................................................90
    12.3.      Events of Default............................................................................90
    12.4.      Congress in its Individual Capacity..........................................................91
    12.5.      Indemnification..............................................................................91
    12.6.      Non-Reliance on Agent and Other Lenders......................................................92
    12.7.      Failure to Act...............................................................................92
    12.8.      Additional Loans.............................................................................92
    12.9.      Concerning the Collateral and the Related Financing Agreements...............................93
    12.10.     Field Audit, Examination Reports and other Information; Disclaimer by Lenders...................................................................................93
    12.11.     Collateral Matters...........................................................................94
    12.12.     Agency for Perfection........................................................................95
    12.13.     Successor Agent..............................................................................96

SECTION 13.    TERM OF AGREEMENT; MISCELLANEOUS.............................................................96
    13.1.      Term.........................................................................................96
    13.2.      Interpretative Provisions....................................................................98
    13.3.      Notices......................................................................................99
    13.4.      Partial Invalidity..........................................................................100
    13.5.      Confidentiality.............................................................................100
    13.6.      Successors..................................................................................101
    13.7.      Assignments; Participations.................................................................102
    13.8.      Entire Agreement............................................................................104
    13.9.      Counterparts, Etc...........................................................................104


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
                                    INDEX TO
                             EXHIBITS AND SCHEDULES


                  Exhibit A          Intentionally Omitted

                  Exhibit B          Information Certificate

                  Exhibit C          Intentionally Omitted

                  Exhibit D          Mortgaged Property

                  Exhibit E          Equipment Subject to a Prior Lien

                  Exhibit F          Form of Credit Card Processor Notification

                  Schedule 1.64      Kimco Real Property

                  Schedule 1.90      Permitted Holders

                  Schedule 5.1       Real Property Covered by Existing Mortgages

                  Schedule 7.2       Credit Card Processors

                  Schedule 7.3       Farm Product or PACA Inventory

                  Schedule 9.14      Fiscal Quarter Ends and Fiscal Year Ends

                           LOAN AND SECURITY AGREEMENT


                  This Loan and Security Agreement dated May 20, 2002 is entered into by and among Frank's Nursery & Crafts, Inc., a Delaware corporation ("Borrower"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:

                  WHEREAS, Borrower has requested that Agent and Lenders enter into financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and

                  WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

                  1.1. "Accounting Period" shall mean a four-week calendar period within a fiscal year of the Borrower with the first such period commencing on the first day of a fiscal year (which shall be a Monday) and each subsequent such four-week calendar period commencing at the end of the immediately preceding period such that there are thirteen four-week periods in each fiscal year; provided that the thirteenth such period of any fiscal year may be a five week period.

                  1.2. "Accounts" shall mean, all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

                  1.3. "Accounts Loan Limit" shall mean $6,000,000.

                  1.4. "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  1.5. "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person,
(b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person; provided, that, Kimco shall not be deemed an Affiliate of Borrower. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

                  1.6. "Agent" shall mean Congress Financial Corporation (Central), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

                  1.7. "Agent Payment Account" shall mean account no. 5000000030266 of First Union National Bank, N.A. or such other account of Agent as Agent may from time to time designate to Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

                  1.8. "Applicable Current Christmas Advance Rate" shall mean, with respect to any fiscal year of Borrower, (i) seventy percent (70%) during the period commencing on the first day of the seventh Accounting Period of such fiscal year and ending on December 20 of such fiscal year, and (ii) zero percent (0%) at all other times.

                  1.9. "Applicable Live Plants Sublimit" shall mean (i) $1,500,000 on the last day of the first, twelfth and thirteenth Accounting Period of each fiscal year of Borrower, (ii) $4,000,000 on the last day of the second, sixth, seventh, eighth, ninth, tenth and eleventh Accounting Period of each fiscal year of Borrower, (iii) $7,500,000 on the last day of the third and fifth Accounting Period of each fiscal year of Borrower, and (iv) $10,000,000 on the last day of the fourth Accounting Period of each fiscal year of Borrower.

                  1.10. "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans, the Interest Rate for Eurodollar Rate Loans, the L/C Rate and the B/A Rate, the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentage:

              ------------------------------- ------------------- ------------------ ---------------- ---------------
                                                  Applicable         Applicable
                     Monthly Average                Prime            Eurodollar        Applicable       Applicable
                   Excess Availability           Rate Margin         Rate Margin        L/C Rate         B/A Rate
                   -------------------           -----------         -----------        --------         --------
    --------- ------------------------------- ------------------- ------------------ ---------------- ---------------
    (a)       $25,000,000 or more                   0.25%               2.75%             2.00%           2.00%
    --------- ------------------------------- ------------------- ------------------ ---------------- ---------------
    (b)       Greater than or equal to              0.50%               3.00%             2.25%           2.25%
              $14,000,000 and less than
              $25,000,000
    --------- ------------------------------- ------------------- ------------------ ---------------- ---------------

    (c)       Less than $14,000,000                 0.50%               3.25%             2.50%           2.50%
    --------- ------------------------------- ------------------- ------------------ ---------------- ---------------

The Applicable Margin shall initially be one-half of one percent (0.50%) for Prime Rate Loans and three percent (3.00%) for Eurodollar Rate Loans and the initial L/C Rate and B/A Rate shall each be two and one-quarter percent (2.25%). Thereafter, the Applicable Margin shall be calculated and established on the first day of each calendar month (commencing with the calendar month beginning on June 1, 2002) based on the Monthly Average Excess Availability for the immediately preceding calendar month; provided, that, at all times on or before November 30, 2002, the Applicable Margin for Prime Rate Loans shall not be less than one-half of one percent (0.50%), the Applicable Margin for Eurodollar Rate Loans shall not be less than three percent (3.00%), and each of the L/C Rate and B/A Rate shall not be less than two and one-quarter percent (2.25%).

                  1.11. "Applicable Pack-Away Christmas Advance Rate" shall mean eighteen percent (18%); provided, that during the period commencing the first day of the eleventh Accounting Period of each fiscal year and ending December 20 of each fiscal year, the "Applicable Pack-Away Advance Rate" shall mean seventy percent (70%).

                  1.12. "Assignment and Acceptance" shall mean an Assignment and Acceptance, in form and substance satisfactory to Agent, delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

                  1.13. "B/A Accommodations" shall mean, collectively, the banker's acceptances which are requested by Borrower pursuant to the terms of this Agreement from time to time either (a) issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer; sometimes being referred to herein individually as "B/A Accommodation".

                  1.14. "B/A Rate" shall mean the per annum rate equal to two and one-quarter percent (2.25%); provided, that, effective as of the first day of each calendar month (commencing with the calendar month beginning June 1, 2002), the B/A Rate shall be the per annum rate set forth under the heading "Applicable B/A Rate" in the definition of Applicable Margin; provided, further, that at all times on or before November 30, 2002, the B/A Rate shall not be less than two and one-quarter percent (2.25%) per annum.

                  1.15. "Borrowing Base" shall mean, at any time, the amount equal to:

                  (a) the amount equal to: (i) the lesser of (A) eighty-five percent (85%) of the Net Amount of the Eligible Accounts and (B) the Accounts Loan Limit; plus (ii) the sum of (A) the least of (x) seventy percent (70%) multiplied by the Cost of the Eligible Inventory of Live Plants Inventory, (y) eighty-five percent (85%) of the Net Recovery Rate applicable to Eligible Inventory of Live Plants Inventory and (z) the Applicable Live Plants Sublimit;
(B) the lesser of 70% multiplied by the Cost of Eligible Inventory of Lawn & Garden, Home Decor Inventory and (y) eighty-five percent (85%) of the Net Recovery Rate applicable to Eligible Inventory of Lawn & Garden, Home Decor Inventory; (C) the lesser of (x) seventy percent (70%) multiplied by the Cost of Eligible Inventory of Floral & Crafts Inventory and (y) eighty-five percent (85%) of the Net Recovery Rate applicable to Eligible Inventory of Floral & Crafts Inventory, (D) the lesser of (x) the Applicable Current Christmas Advance Rate multiplied by the Cost of Eligible Inventory of Current Christmas Decoration Inventory and (y) eighty-five percent (85%) of the Net Recovery Rate applicable to Eligible Inventory of Current Christmas Decoration Inventory; and
(E) the least of (x) the Applicable Pack-Away Christmas Advance Rate multiplied by the Cost of the Eligible Pack-Away Christmas Decoration Inventory, (y) eighty-five percent of the Net Recovery Rate applicable to Eligible Inventory of Pack-Away Christmas Decoration Inventory and (z) $500,000.

                  minus

                  (b) Reserves.

The amounts of Eligible Inventory shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of Borrower or the perpetual inventory record maintained by Borrower.

                  1.16. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

                  1.17. "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

                  1.18. "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                  1.19. "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one (1) year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one (1) year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of two hundred seventy (270) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

                  1.20. "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower or any Obligor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or any Obligor or the adoption of a plan by the stockholders of Borrower or any Obligor relating to the dissolution or liquidation of Borrower or any Obligor; (c) the acquisition by any Person or group (as such term is used in

Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower or any Obligor or the Board of Directors of Borrower or any Obligor; or (d) during any period of two
(2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower or any Obligor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower or any Obligor, as the case may be, was approved by a vote of at least sixty-six and two-thirds
(66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower or any Obligor then still in office.

                  1.21. "Christmas Decoration Inventory" shall mean all Inventory consisting of Christmas tree electronics, lifelike Christmas trees, Christmas tree decorations, Christmas boutique items, Christmas tree stands, Christmas stationary, wreaths, garland and all other like Inventory.

                  1.22. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                  1.23. "Collateral" shall have the meaning set forth in Section 5 hereof and any other property of Borrower in which Agent has been granted a lien or security interest to secure all or part of the Obligations.

                  1.24. "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

                  1.25. "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section

13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

                  1.26. "Concentration Account" shall have the meaning set forth in Section 6.3 hereof.

                  1.27. "Congress" shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity, and its successors and assigns.

                  1.28. "Cost" shall mean the lower of (a) cost computed on a first-in-first out basis in accordance with GAAP or (b) market value, as determined by Agent in good faith, with respect to the Inventory of Borrower.

                  1.29. "Credit Facility" shall mean the Loans, Letter of Credit Accommodations and B/A Accommodations provided to or for the benefit of Borrower pursuant to Sections 2.1 and 2.2 hereof.

                  1.30. "Current Christmas Decoration Inventory" shall mean, with respect to any fiscal year, Christmas Decoration Inventory purchased during such fiscal year so long as such Inventory is not Pack-Away Christmas Decoration Inventory.

                  1.31. "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

                  1.32. "Defaulting Lender" shall have the meaning set forth in
Section 6.9 hereof.

                  1.33. "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower and the bank at which the Concentration Account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the Concentration Account without further consent by Borrower or such Obligor and such other terms and conditions as Agent may require, including as to any such agreement with respect to the Concentration Account, providing that all items received or deposited in the Concentration Account are the property of Agent, that the bank has no lien upon, or right to setoff against, the Concentration Account, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Concentration Account.

                  1.34. "EBITDA" shall mean, with respect to any fiscal period, the net earnings of Borrower on a consolidated basis for such fiscal period, minus extraordinary gains included in such net earnings for such fiscal period, plus interest expense, income taxes, depreciation and amortization, other non-cash charges (other than to the extent requiring an accrual or reserve for future cash expenses) and non-cash extraordinary losses deducted from such net earnings for such fiscal period, plus, for the fifth, sixth and seventh Accounting Periods of Borrower's fiscal year ending in 2003, restructuring charges of up to

$500,000 in the aggregate for such Accounting Periods deducted from such net earnings for such fiscal period, all as determined in accordance with GAAP.

                  1.35. "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise out of the use of a credit or charge card in connection with an actual and bona fide sale and delivery of goods by Borrower in the ordinary course of its business;

                  (b) such Accounts are not unpaid more than five (5) days after the date of the original transaction that gave rise to such Accounts;

                  (c) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America;

                  (d) such Accounts are not (i) disputed, (ii) subject to recourse, or (iii) subject to a claim, counterclaim, offset or chargeback (but the portion of the Accounts in excess of the disputed amount, claim, counterclaim, offset or chargeback shall not be deemed to not be Eligible Accounts under this clause (d));

                  (e) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (f) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (g) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower or any Obligor;

                  (h) the account debtor is a major U.S. credit card processor (including National Processing Company);

                  (i) there are no proceedings or actions against the account debtors with respect to such Accounts which are reasonably likely to affect their ability to pay such Accounts (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding); and

                  (j) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof; or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

                  1.36. "Eligible Inventory" shall mean, Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned and controlled by Borrower, except any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned and operated by Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower, if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent shall nevertheless consider Inventory at such location to be Eligible Inventory but Agent shall have established such Reserves in respect of amounts at any time payable by Borrower to the owner and lessor thereof as Agent shall determine to the extent such owner and lessor has a lien on the Inventory at such location that would have priority over Agent's lien; and (ii) as to locations owned and operated by a third person, (A) if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent shall nevertheless consider Inventory at such location to be Eligible Inventory but Agent shall have established Reserves in respect of amounts at any time payable by Borrower to the owner and operator thereof as Agent shall determine, and (B) in addition, if required by Agent, if Agent shall have received: (1) UCC financing statements between the owner and operator, as consignee or bailee and Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; (g) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to include such Inventory as Eligible Inventory subject to Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (h) bill and hold goods; (i) Inventory held for return to vendors; (j) unserviceable, used, obsolete or slow moving Inventory; (k) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (l) returned, damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) out-of-season outdoor live plants, trees and shrubs;

(o) out-of-season live Christmas trees, wreaths and plants; (p) the Inventory described on Schedule 7.3; and (r) Inventory located outside the United States of America. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

                  1.37. "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) with assets of at least $100,000,000 and approved by Agent, provided, that, (i) neither Borrower nor any Obligor or any Affiliate of Borrower or any Obligor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of Borrower or Obligor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

                  1.38. "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances

Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

                  1.39. "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

                  1.40. "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

                  1.41. "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

                  1.42. "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any Obligor, or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower, any Obligor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by Borrower, any Obligor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any material liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, any Obligor or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect.

                  1.43. "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower or and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of Borrower.

                  1.44. "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                  1.45. "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

                  1.46. "Excess Availability" shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower in good faith), plus (iii) without duplication, the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower in good faith), but not yet sent.

                  1.47. "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

                  1.48. "Existing Lenders" shall mean the lenders for which Wells Fargo Retail Finance, LLC is acting as agent under a debtor in possession financing with Borrower, and their respective predecessors, successors and assigns.

                  1.49. "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and between Borrower and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  1.50. "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

                  1.51. "Floral & Crafts Inventory" shall mean all Inventory consisting of silk and dried flowers, potted trees, floral crafts, furniture, paints, paint accessories, wood crafts, craft accessories, candles, party goods, frames, door mats, ribbon and all like Inventory.

                  1.52. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

                  1.53. "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  1.54. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

                  1.55. "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

                  1.56. "Information Certificate" shall mean the Information Certificates of Borrower constituting Exhibit B hereto containing material information with respect to Borrower, its businesses and assets provided by or on behalf of Borrower to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

                  1.57. "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

                  1.58. "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

                  1.59. "Interest Rate" shall mean,

                  (a) Subject to clause (b) of this definition below:

                      (i) as to Prime Rate Loans, a rate equal to the Applicable Margin for Prime Rate Loans plus the Prime Rate,

                      (ii) as to Eurodollar Rate Loans, a rate equal to the Applicable Margin for Eurodollar Rate Loans plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect two (2) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

                  (b) Notwithstanding anything to the contrary contained in clause (a) of this definition, Agent may, and upon the written direction of Required Lenders shall, increase the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans to the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Monthly Average Excess Availability) plus two percent (2%) per annum: (A) for the period from and after the effective date of termination hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against Borrower), (B) for the period from and after the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent, and (C) for the period the Obligations are in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

                  1.60. "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

                  1.61. "Inventory Category" shall mean a category of Inventory comprised of Live Plants Inventory, Lawn & Garden, Home Decor Inventory, Floral & Crafts Inventory or Christmas Decoration Inventory.

                  1.62. "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower or any Obligor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower or such obligor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of Borrower or such obligor and including such other terms and conditions as Agent may require.

                  1.63. "Kimco" shall mean Kimco Capital Corp., as lender under the Kimco Documents.

                  1.64. "Kimco Collateral" shall mean, collectively, (a) each lot, piece or parcel of land identified on Schedule 1.64 as "Owned Collateral" and described in the Kimco Documents, together with all tenements, hereditaments, servitudes, appurtenances, rights, privileges, and immunities appertaining thereto (the "Kimco Fee Properties"), (b) all of the estate, right, title and interest of Borrower, both at law and in equity under any lease identified on Schedule 1.64 as "Leased Collateral" and described in the Kimco Documents, and the leasehold estate created thereby and Borrower's entire right, title and interest therein, as the same may be modified, amended, renewed or extended, and all rights in and to any deposits of cash, securities or other property which may be held at any time and from time to time by the lessor under said lease to secure the performance by Borrower of the covenants, conditions and agreements to be performed by Borrower thereunder, and any option or right of first refusal to purchase the fee simple title to such leased property, or any greater interest therein that Borrower now owns (the "Kimco Leased Properties" and, together with the Kimco Fee Properties, the "Kimco Real Property"), (c) the proceeds of any assignment, sale, lease or sublease, or any other conveyance or transfer of any Kimco Real Property and any other leases identified on Schedule 1.64 (the "Assigned Lease Proceeds"), (d) the Kimco Collateral Account, (e) all right, title and interest of Borrower, as lessor, under all space leases, subleases, licenses, occupancy agreements or concessions whereby any Person has agreed to pay money or any consideration to Borrower for the use, possession or occupancy of the Kimco Real Property or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof, (f) all right, title and interest of Borrower in and to all structures, buildings, facilities and other improvements thereto or thereon situate heretofore or hereafter erected or placed on the Kimco Real Property, (g) all right, title and interest of Borrower in and to all tenements, hereditaments, rights, rights-of-way, easements, privileges, liberties, riparian rights and appurtenances thereunto belonging, or in any way appertaining to the Kimco Real Property (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all right, title and interest, if any, of Borrower in and to all gas, oil, minerals, coal and other substances of any kind or character underlying the Kimco Real Property; all estate, claim, demand, right, title or interest, if any, of Borrower in and to any street, road, highway, or alley (vacated or otherwise) adjoining the Kimco Real Property or any part thereof, (h) all right, title and interest of Borrower in and to all machinery and equipment affixed to the Kimco Real Property (other than trade fixtures which can be removed without causing damage to the Kimco Real Property, racking and shelving) and fixtures (other than trade fixtures which can be removed without causing damage to the Kimco Real Property), or in which Borrower has any right, title or interest, now or hereafter attached to, or located in or upon, or used in connection with, the Kimco Real Property, together with any and all additions thereto, substitutions therefor, and repairs, replacements, improvements, and restorations thereof (including, without limitation, all elevators, escalators, utility installations, plumbing, boilers, heating, lighting, ventilation, air conditioning equipment, roof tanks, motors, steam piping, sprinkler systems, and other installations and fixtures of every kind whatsoever other than trade fixtures which can be removed without causing damage to the Kimco Real Property), and all cash and non-cash proceeds thereof, all of which shall be deemed to be and remain and form a part of the Kimco Real Property (to the maximum extent permitted by law), (i) all right, title and interest of Borrower in and to all contracts, agreements, options, rights of first refusal or rights of first offer and other agreements, understandings or arrangements relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Kimco Real Property or any part thereof, and all income, profits, benefits, avails, advantages and claims against guarantors under any of them except for Accounts, (j) all right, title and interest of Borrower in and to all licenses, permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Kimco Real Property or any part thereof, (k) all right, title and interest of Borrower in and to all drawings, plans, specifications and similar or related items relating to the Kimco Property, and (l) all right, title and interest of Borrower in and to any and all awards, damages, payment and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, injury or destruction in any manner caused to the Kimco Real Property or the improvements thereon, or any part thereof; together with all of the proceeds of any of the foregoing, including, without limitation, insurance proceeds of any of the foregoing and the Assigned Lease Proceeds.

                  1.65. "Kimco Collateral Account" shall have the meaning set forth in Section 5.2(d).

                  1.66. "Kimco Commitment" shall have the meaning ascribed to "Commitment" under the Kimco Documents.

                  1.67. "Kimco Documents" shall mean the Credit and Security Agreement, dated as of May 20, 2002, by and between Borrower and Kimco and the Fundamental Documents (as such term is defined in such Credit and Security Agreement).

                  1.68. "Lawn & Garden, Home Decor Inventory" shall mean all Inventory consisting of planters, planting accessories, gardening tools, garden decor, gardening accessories, water management tools, sprayers, spreaders, chemicals, seed, fertilizers, bird food, bird feeders, bird accessories, outdoor living, seasonal hardgoods, outdoor bulk goods and all like Inventory.

                  1.69. "L/C Rate" shall mean the per annum rate equal to two and one-quarter percent (2.25%); provided, that, effective as of the first day of each calendar month (commencing with the calendar month beginning June 1, 2002), the L/C Rate shall be the per annum rate set forth under the heading "Applicable L/C Rate" in the definition of Applicable Margin; provided, further, that at all times on or before November 30, 2002, the L/C Rate shall not be less than two and one-quarter percent (2.25%) per annum.

                  1.70. "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

                  1.71. "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are requested by Borrower pursuant to the terms of this Agreement from time to time either (a) issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

                  1.72. "License Agreements" shall have the meaning set forth in
Section 8.11 hereof.

                  1.73. "Live Plants Inventory" shall mean all Inventory consisting of outdoor live plants, indoor live foliage, flowering plants, annuals, perennials, hanging baskets, table plants, annual and perennial bulbs, bedding and hanging plants and all like Inventory.

                  1.74. "Loans" shall mean, collectively, the Revolving Loans.

                  1.75. "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrower, or (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral (provided, that Agent's failure to undertake the perfection of its security interest in any Collateral shall not constitute a Material Adverse Effect); (d) the Collateral or its value; (e) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

                  1.76. "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect; provided, that Material Contract shall not include the employment agreement between Borrower and Steven S. Fishman.

                  1.77. "Maximum Credit" shall mean the amount of $50,000,000.

                  1.78. "Minimum Inventory Violation" shall have the meaning set forth in the definition of "Reserves".

                  1.79. "Monthly Average Excess Availability" shall mean, for any calendar month, the average daily Excess Availability during such calendar month.

                  1.80. "Mortgages" shall mean, individually and collectively, mortgages and/or deeds of trust (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced) covering the Real Property listed on Exhibit D hereto.

                  1.81. "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

                  1.82. "Net Amount of Eligible Accounts" shall mean, the gross amount of the Eligible Accounts less sales, excise or similar taxes included in the amount thereof.

                  1.83. "Net Recovery Rate" shall mean, with respect to an Inventory Category, the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Eligible Inventory of such Inventory Category at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of such Eligible Inventory received by Agent in accordance with Section 7.3, net of liquidation expenses and commissions, and (b) the denominator of which is the applicable Cost of the aggregate amount of the Eligible Inventory of such Inventory Category subject to such appraisal. The Net Recovery Rate with respect to an Inventory Category will vary depending on the selling season.

                  1.84. "Non-Mortgaged Real Property" shall mean all of the Real Property other than the Real Property listed on Exhibit D hereto.

                  1.85. "Obligations" shall mean any and all Loans, Letter of Credit Accommodations, B/A Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

                  1.86. "Obligor shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

                  1.87. "Pack-Away Christmas Decoration Inventory" shall mean, with respect to any fiscal year of Borrower, Christmas Decoration Inventory either (i) purchased prior to such fiscal year or (ii) during such fiscal year but not sold by Borrower prior to December 21 of such fiscal year.

                  1.88. "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans, Letter of Credit Accommodations and B/A Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

                  1.89. "Permitted Encumbrances" shall have the meaning set forth in Section 8.4.

                  1.90. "Permitted Holders" shall mean the persons listed on
Schedule 1.90 hereto and their respective successors and assigns.

                  1.91. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

                  1.92. "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  1.93. "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

                  1.94. "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                  1.95. "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and B/A Accommodations and the denominator shall be the aggregate amount of all unpaid Loans, Letter of Credit Accommodations and B/A Accommodations.

                  1.96. "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

                  1.97. "Real Estate Reserve" shall mean the lesser of (i) $4,000,000 and (ii) the aggregate proceeds realized from the disposition of the Real Property described on Exhibit D hereto (net of the reasonable costs incurred by Borrower in connection with such disposition).

                  1.98. "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

                  1.99. "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary).

                  1.100. "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

                  1.101. "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

                  1.102. "Register" shall have the meaning set forth in Section
13.7 hereof.

                  1.103. "Renewal Date" shall have the meaning set forth in
Section 13.1 hereof.

                  1.104. "Reorganization Plan" shall mean that certain Debtors' First Amended Joint Plan of Reorganization in Case Nos. 01-52415 and 01-52416 in the United States Bankruptcy Court for the District of Maryland (Baltimore Division).

                  1.105. "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

                  1.106. "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans, Letter of Credit Accommodations and B/A Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or
(c) to reflect outstanding Letter of Credit Accommodations and B/A Accommodations as provided in Section 2.2 hereof; or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, the Real Estate Reserve shall be established and Reserves may be established for shrinkage, for sales and other taxes and other charges which have priority over Agent's lien on the Specified Collateral, for customer credits (e.g., gift certificates, merchandise credits and similar liabilities of Borrower to its customers), for Inventory at the stores or at third party warehouses if Collateral Access Agreements are not obtained to the extent the owner and lessor of such location would have priority over Agent's lien on the Inventory at such location, for amounts payable to vendors with respect to the Inventory described on Schedule 7.3, for amounts collected by Borrower and payable to vendors under consignment or purchase money financing arrangements and for claims under the Reorganization Plan which have priority over Agent's lien on the Specified Collateral. In addition, without limiting the foregoing, if at any time Excess Availability is less than $9,000,000 and Borrower fails at any time during each Accounting Period set forth below to maintain the Cost of Inventory of each Inventory Category set forth below and the Cost of all Inventory, in each case in an amount not less than the amount set forth opposite such Accounting Period and under the applicable heading (any such failure, a "Minimum Inventory Violation"), Agent may establish such Reserves as Agent deems appropriate:

---------------------------------- ----------------------------------------------------------------- ----------------
                                                          Amount by Category
---------------------------------- ----------------------------------------------------------------- ----------------
                                                                       Floral &
                                                    Lawn & Garden    Crafts, Home                    Total Inventory
        Accounting Period           Live Plants                          Decor         Christmas
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The first Accounting Period of          ---          $29,000,000      $15,500,000         ---          $48,900,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2004)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The second Accounting Period of      $4,000,000      $38,000,000      $16,000,000         ---          $61,300,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2004)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The third Accounting Period of       $9,000,000      $41,000,000      $16,000,000         ---          $70,300,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2004)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The fourth Accounting Period of     $11,500,000      $34,000,000      $15,500,000         ---          $64,600,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2004)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The fifth Accounting Period of       $7,800,000      $29,000,000      $15,000,000         ---          $55,700,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The sixth Accounting Period of       $4,000,000      $24,000,000      $14,500,000         ---          $46,900,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The seventh Accounting Period of     $3,000,000      $23,000,000      $14,500,000         ---          $44,800,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

---------------------------------- ----------------------------------------------------------------- ----------------
                                                          Amount by Category
---------------------------------- ----------------------------------------------------------------- ----------------
                                                                       Floral &
                                                    Lawn & Garden    Crafts, Home                    Total Inventory
        Accounting Period           Live Plants                          Decor         Christmas
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------
The eighth Accounting Period of      $4,000,000      $18,000,000      $18,500,000      $5,000,000      $51,400,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The ninth Accounting Period of       $3,500,000      $18,000,000      $19,500,000     $19,000,000      $63,200,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The tenth Accounting Period of          ---          $19,000,000      $19,500,000     $25,000,000      $68,300,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The eleventh Accounting Period       $5,000,000      $19,000,000      $18,500,000      16,000,000      $60,300,000
of each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The twelfth Accounting Period of        ---          $20,000,000      $15,500,000         ---          $40,500,000
each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

The thirteenth Accounting Period        ---          $23,000,000      $14,500,000         ---          $42,000,000
of each fiscal year of Borrower
(commencing with the fiscal year
ending in 2003)
---------------------------------- --------------- ---------------- ---------------- --------------- ----------------

To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

                  1.107. "Revolving Loan Limit" shall mean, at any time, the amount equal to $50,000,000.

                  1.108. "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

                  1.109. "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

                  1.110. "Special Agent Advances" shall have the meaning set forth in Section 12.11 hereof.

                  1.111. "Specified Collateral" shall mean all Collateral other than (i) the Equipment described on Exhibit E hereto and (ii) the Non-Mortgaged Real Property.

                  1.112. "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

                  1.113. "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

                  1.114. "Voting Stock" shall mean with respect to any Person,
(a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES

                  1.115. Loans.

                  (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Revolving Loan Limit.

                  (b) Agent may, in its good faith discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has adversely changed or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

                  (c) Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans, the Letter of Credit Accommodations and the B/A Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans, Letter of Credit Accommodations and B/A Accommodations outstanding at any time to Borrower shall not exceed the lesser of the Borrowing Base or the Revolving Loan Limit, and (iii) the aggregate principal amount of the Revolving Loans outstanding at any time to Borrower based on Eligible Accounts shall not exceed the Accounts Loan Limit.

                  (d) In the event that the aggregate principal amount of the Revolving Loans, Letter of Credit Accommodations and B/A Accommodations outstanding to Borrower exceed the Borrowing Base or the Revolving Loan Limit of Borrower, or the aggregate principal amount of Revolving Loans, Letter of Credit Accommodations and B/A Accommodations based on the Eligible Accounts exceed the Accounts Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations and B/A Accommodations exceed the sublimit for Letter of Credit Accommodations and B/A Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans, Letter of Credit Accommodations and B/A Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

                  1.116. Letter of Credit Accommodations and B/A Accommodations.

                  (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations and/or B/A Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations and B/A Accommodations provided to or for the benefit of Borrower which are reimbursed by Agent or any Lender to such issuer and/or related parties shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

                  (b) In addition to any such customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a per annum rate equal to the L/C Rate, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrower to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to two percent (2%) per annum in excess of the L/C Rate on such daily outstanding balance for: (i) the period from and after the effective date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination of this Agreement. In addition to any such customary charges, fees or expenses charged by any bank or issuer in connection with the B/A Accommodations, Borrower shall pay to Agent, for the benefit of Lenders, a banker's acceptance fee at a per annum rate equal to the B/A Rate, on the daily outstanding balance of the B/A Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrower to pay to Agent for the ratable benefit of Lenders such banker's acceptance fee, at a rate equal to two percent (2%) per annum in excess of the B/A Rate on such daily outstanding balance for: (i) the period from and after the effective date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such banker's acceptance fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination of this Agreement.

                  (c) Borrower shall give Agent two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation or B/A Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation and B/A Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation or B/A Accommodation, whether such Letter of Credit Accommodations or B/A Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation or B/A Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation or B/A Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation or B/A Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation or B/A Accommodation.

                  (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations or B/A Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation or B/A Accommodation at such times and in such manner as such proposed issuer may reasonably require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation or B/A Accommodation and such other documents as may be reasonably required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation or B/A Accommodation shall be reasonably satisfactory to Agent and such proposed issuer; (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation or B/A Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation or B/A Accommodation refrain from, the issuance of letters of credit or banker's acceptances generally or the issuance of such Letters of Credit Accommodation or B/A Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations or B/A Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations or B/A Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of
(1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term

Borrowing Base multiplied by the Cost of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America; and (B) if the proposed Letter of Credit Accommodation is for any other purpose or if B/A Accommodations are proposed or the documents of title are not consigned (at the request of Agent) to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation or B/A Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

                  (e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and B/A Accommodations shall not at any time exceed $25,000,000.

                  (f) Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations or any B/A Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation or any B/A Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation or any B/A Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any B/A Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation or B/A Accommodation, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

                  (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into Borrower's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrower shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation or B/A Accommodation to name Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations or B/A Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or B/A Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation or any B/A Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation or such B/A Accommodation. Borrower shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any B/A Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions from Borrower. Agent shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents,
(B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; and (ii) at all times (provided, that if no Event of Default has occurred, Agent shall not exercise any of the following unless agreed to by or on behalf of Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations or B/A Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name.

                  (i) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation or B/A Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation or any B/A Accommodation, shall be deemed to have been granted or undertaken Borrower to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation or any B/A Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation or any B/A Accommodation, shall be deemed to have been undertaken by Borrower to Agent for the ratable benefit of Lenders and to apply in all respects to Borrower.

                  (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation or any B/A Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation or B/A Accommodation (including, without limitation, all Obligations with respect thereto).

                  (k) Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation or B/A Accommodation with respect to such Letter of Credit Accommodation or B/A Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation or B/A Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation or B/A Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in
Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

                  1.117. Commitments.

                  The aggregate amount of each Lender's Pro Rata Share of the Loans, Letter of Credit Accommodations and B/A Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3. INTEREST AND FEES

                  1.118. Interest.

                  (a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

                  (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by or on behalf of Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account Borrower) any amounts required to compensate any Lender or Participant for any loss (excluding loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrower to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

                  1.119. Fees.

                  (a) Borrower shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to one-quarter of one percent (0.25%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans, Letter of Credit Accommodations and B/A Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Revolving Loans, Letter of Credit Accommodations and/or B/A Accommodations are outstanding, which fee shall be payable on the first day of each month in arrears.

                  (b) Borrower agrees to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

                  1.120. Changes in Laws and Increased Costs of Loans.

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or the B/A Accommodations, then Borrower shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified), so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent first made demand therefor. A certificate as to the amount of such increased cost shall be submitted to Borrower by Agent and shall be conclusive, absent manifest error.

                  (b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that they have determined in good faith that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrower and Lenders as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Borrower and Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

                  (d) Borrower shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Loan Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

                  1.121. Conditions Precedent to Initial Loans, Letter of Credit Accommodations and B/A Accommodations.

                  Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations and B/A Accommodations hereunder:

                  (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

                  (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower as is set forth herein and such document as shall set forth the organizational identification number of Borrower, if one is issued in its jurisdiction of incorporation);

                  (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

                  (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Agent, not more than five (5) Business Days prior to the date hereof;

                  (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements; notwithstanding the generality of the foregoing, Borrower shall only be required to make commercially reasonable efforts to obtain Collateral Access Agreements by owners and lessors of leased premises of Borrower and by processors and warehouses at which Collateral is located;

                  (f) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $35,000,000 after giving effect to the initial Loans made or to be made, if any, and Letter of Credit Accommodations and B/A Accommodations issued or to be issued, if any, in connection with the initial transactions hereunder;

                  (g) Agent shall have received, in form and substance satisfactory to Agent, a Deposit Account Control Agreement by and among Agent, Borrower and the bank where Borrower has the Concentration Account, duly authorized, executed and delivered by such bank and Borrower;

                  (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Specified Collateral, subject to the Permitted Encumbrances;

                  (i) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation of Borrower, the jurisdiction of the chief executive office of Borrower and all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Agent;

                  (j) Agent shall have received environmental audits of the Real Property to be subject to the Mortgages conducted by an independent environmental engineering firm acceptable to Agent, and in form, scope and methodology satisfactory to Agent, confirming the absence of any material environmental problems;

                  (k) Agent shall have received, in form and substance satisfactory to Agent, a valid and effective title insurance policy issued by Fidelity Title Insurance Company: (i) insuring the priority, amount and sufficiency of the Mortgages; (ii) insuring against matters that would be disclosed by surveys; and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for protection of its interests;

                  (l) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

                  (m) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Agent may request;

                  (n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent; and

                  (o) the conditions precedent set forth in Sections (a), (b),
(c) and (j) of Section 8 of the Commitment Letter dated as of February 8, 2002 between Borrower and Agent shall have been satisfied in a manner satisfactory to Agent and Lenders.

                  1.122. Conditions Precedent to All Loans, Letter of Credit Accommodations and B/A Accommodation.

                  Each of the following is an additional condition precedent to the Loans, and/or providing Letter of Credit Accommodations and B/A Accommodations to Borrower, including the initial Loans, Letter of Credit Accommodations and B/A Accommodations and any future Loans, Letter of Credit Accommodations and B/A Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and/or B/A Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations and/or B/A Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

                  (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and/or B/A Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

                  1.123. Grant of Security Interest.

                  To secure payment and performance of all Obligations, Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal and real property and fixtures, and interests in property and fixtures, of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):

                  (a) all Accounts;

                  (b) all general intangibles, including, without limitation, all Intellectual Property;

                  (c) all goods, including, without limitation, Inventory, Equipment and fixtures;

                  (d) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

                  (e) all instruments, including, without limitation, all promissory notes;

                  (f) all documents;

                  (g) all deposit accounts;

                  (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (k) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

                  (l) to the extent not otherwise described above, all Receivables;

                  (m) all Records; and

                  (n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding the foregoing, the Collateral shall not include (i) the Kimco Collateral or (ii) the Equipment and fixtures located on the real property described on Schedule 5.1.

                  1.124. Perfection of Security Interests.

                  (a) Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Borrower as debtor, as Agent may require, and including any other information with respect to Borrower or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and Borrower, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Borrower hereby authorizes Agent to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and Borrower as debtor.

                  (b) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, Borrower shall, or Agent may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Central) and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5)

Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account; (ii) the bank where such account is opened or maintained shall be acceptable to Agent; and (iii) on or before the opening of such deposit account, Borrower shall deliver to such bank written notice, in form and substance satisfactory to Agent, notifying such bank to transfer on a daily basis in a manner satisfactory to Agent all funds (net of a reserve acceptable to Agent) deposited therein to the Concentration Account. The terms of this subsection (d) shall not apply to (i) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees, (ii) deposit account established by Borrower and designated as the "Kimco Collateral Account" (the "Kimco Collateral Account"), which account shall not be the Concentration Account or any deposit account whose balances are transferred to the Concentration Account hereunder, and (iii) the tax escrow account required under the Kimco Documents.

                  (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                      (i) In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by Borrower is uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

                      (ii) Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary

         (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

                  (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Agent thereof in writing. Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) Borrower does not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in
Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

                  (h) Borrower does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

                  (i) Borrower shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral,
(iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

                  1.125. Borrower Loan Account.

                  Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations, B/A Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

                  1.126. Statements.

                  Agent shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date such statement has been received by Borrower. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower.

                  1.127. Collection of Accounts.

                  (a) Borrower shall establish and maintain, at its expense, a depository concentration account (the "Concentration Account"), with such bank as is acceptable to Agent. Borrower shall (i) promptly deposit all proceeds of Collateral and direct their respective account debtors to directly remit to the Concentration Account (or a depository account from which funds are transferred to the Concentration Account as provided below) all payments on Receivables and other Collateral and (ii) notify (in writing) all banks at which it maintains a depository account to transfer on a daily basis in a manner satisfactory to Agent all funds (net of a reserve acceptable to Agent) deposited therein to the Concentration Account. Borrower shall deliver, or cause to be delivered to Agent a Depository Account Control Agreement duly authorized, executed and delivered by the bank where the Concentration Account is maintained as provided in Section
5.2 hereof. Borrower agrees that all payments made to the Concentration Account or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

                  (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Revolving Loans outstanding, Agent shall be entitled to an administrative charge in an amount equivalent to the interest that would have been payable for such Business Day had there been Revolving Loans outstanding on such day as calculated by Agent in accordance with its customary practice. The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent.

                  (c) Borrower and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Concentration Account, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Concentration Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Concentration Account arising out of Agent's payments to or indemnification of such bank or person. The obligations of Borrower to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

                  (d) Notwithstanding anything contained herein to the contrary, Borrower is not directed to deposit any proceeds of the Kimco Collateral into the Concentration Account or to deliver proceeds of the Kimco Collateral to Agent.

                  1.128. Payments.

                  (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from Borrower or any Obligor or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and
(ii) to the extent Borrower uses any proceeds of the Loans, Letter of Credit Accommodations or B/A Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans, Letter of Credit Accommodations and B/A Accommodations that were not used for such purposes and second to the Obligations arising from Loans, Letter of Credit Accommodations and B/A Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights in or the use of such Collateral.

                  (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to

Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower shall be liable to pay to Agent, and does hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

                  1.129. Authorization to Make Loans.

                  Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations and B/A Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans, Letter of Credit Accommodations or B/A Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations or B/A Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. (noon) Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans, Letter of Credit Accommodations and B/A Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower or when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

                  1.130. Use of Proceeds.

                  Borrower shall use the initial proceeds of the Loans provided by Agent to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Agent on or about the date hereof; and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations or B/A Accommodations provided to or for the benefit of Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

                  1.131. Pro Rata Treatment.

                  Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans; and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

                  1.132. Sharing of Payments, Etc.

                  (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                  1.133. Settlement Procedures.

                  (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York City time on the same Business Day and if received by a Lender after 12:00 p.m. New York City time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York City time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans, Letter of Credit Accommodations and B/A Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

                  (d) If Agent is not funding a particular Loan to Borrower pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower or any Obligor of their duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

                  1.134. Obligations Several; Independent Nature of Lenders' Rights.

                  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section
12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

                  1.135. Collateral Reporting.

                  (a) Borrower shall provide Agent with the following documents in a form satisfactory to Agent:

                      (i) on a regular basis as required by Agent, schedules of sales made, credits issued and cash received;

                      (ii) on a weekly basis or more frequently as Agent may request, (A) perpetual inventory reports, and (B) an inventory report by location and an inventory report by category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties);

                      (iii) as soon as possible after the end of each Accounting Period (but in any event within ten (10) Business Days after the end thereof), on an Accounting Period basis or more frequently as Agent may request, cash requirements report with respect to accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

                      (iv) upon Agent's request, copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                      (v) such other reports as to the Collateral as Agent shall request from time to time.

                  (b) If Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

                  1.136. Accounts Covenants.

                  (a) Borrower shall notify Agent promptly of: (i) any material delay in Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, chargebacks, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof to the extent not otherwise described in the collateral reports delivered to Agent pursuant to Section 7.1; (ii) all material adverse information known to any claim, offset, chargeback, counterclaim or dispute with any account debtor to the extent not otherwise described in the collateral reports delivered to Agent pursuant to Section 7.1; and (iii) any event or circumstance which, to the best of Borrower's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise to settle, adjust or compromise any claim, offset, chargeback, counterclaim or dispute with account debtors or grant any credits, discounts or allowances. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) With respect to each Account: (i) the amounts shown on any schedule delivered to Agent shall be true and complete; (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement; (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Agent; (iv) there shall be no setoffs, chargebacks, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement; and (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (c) Schedule 7.2 describes all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of credit card charges for sales by Borrower. Borrower shall deliver to Agent notifications, executed on behalf of Borrower, to each of Borrower's credit card clearinghouses and processors (in the form of Exhibit F), which notice provides that payment of all credit card charges submitted by Borrower to that clearinghouse or other processor and any other amount payable to Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by Agent. Borrower shall not change such direction or designation except upon and with the prior written consent of Agent.

                  (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  1.137. Inventory Covenants.

                  With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count, and Borrower shall conduct cycle counts of the

Inventory in the ordinary course of its business consistent with past practices but at any time or times as Agent may request on or after an Event of Default, and promptly following such cycle count shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such cycle count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrower shall, at its expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default or a Minimum Inventory Violation, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(f) except as described on Schedule 7.3, none of the Inventory or other Collateral constitutes farm products or the proceeds thereof or is subject to the trust imposed under the Perishable Agricultural Commodities Act; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory, except in the ordinary course of Borrower's business consistent with past practices; (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

                  1.138. Equipment and Real Property Covenants.

                  With respect to the Equipment and Real Property: (a) upon Agent's request, Borrower shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property described on Exhibit D in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely (provided, that, Borrower shall not be liable for Equipment appraisals unless an Event of Default exists); (b) Borrower shall keep the Equipment running and in its current condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrower and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

                  1.139. Power of Attorney.

                  Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's, or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to Borrower and handle and store all mail relating to the Collateral; and (iii) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements; and (b) at any time to
(i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Concentration Account or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name or Agent's name for such purpose, and to complete in Borrower's name, Agent's name or the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

                  1.140. Right to Cure.

                  Agent may, at its option, upon not less than three (3) Business Days prior written notice to Borrower, cure any default by Borrower under any Material Contract or real property lease with a third party that is reasonably likely to have a Material Adverse Effect. In addition, Agent may, at its option, upon notice to Borrower, (a) pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended under this Section 7.6 to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or any Obligor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

                  1.141. Access to Premises.

                  From time to time as requested by Agent, at the cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or any Lender or Agent's designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

                  Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations and B/A Accommodations to Borrower:

                  1.142. Corporate Existence, Power and Authority.

                  Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower, except pursuant to this Agreement. This Agreement and the other Financing Agreements to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

                  1.143. Name; State of Organization; Chief Executive Office; Collateral Locations.

                  (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. Borrower has, during the past five years, not been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                  (b) Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower or accurately states that Borrower has none and accurately sets forth the federal employer identification number of Borrower.

                  (c) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of Borrower to establish new locations in accordance with Section
9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

                  1.144. Financial Statements; No Material Adverse Change.

                  All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrower furnished by Borrower to Agent prior to the date of this Agreement.

                  1.145. Priority of Liens; Title to Properties.

                  The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof (collectively, the "Permitted Encumbrances"). Borrower has good and insurable marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and the Permitted Encumbrances.

                  1.146. Tax Returns.

                  Borrower has filed, or caused to be filed, in a timely manner
(i) all material tax returns, reports and declarations which are required to be filed by it, and (ii) all other tax returns, reports and declarations which are required to be filed by it if the failure to file such other tax returns is reasonably likely to have a Material Adverse Effect or result in the imposition of a lien on any of the Collateral that would have priority over Agent's lien. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it if the failure to pay such taxes is reasonably likely to have a Material Adverse Effect or result in the imposition of a lien on any of the Collateral that would have priority over Agent's lien, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

                  1.147. Litigation.

                  Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which has or could reasonably be expected to have a Material Adverse Effect.

                  1.148. Compliance with Other Agreements and Applicable Laws.

                  (a) Borrower is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except to the extent the failure to be in compliance would not have a Material Adverse Effect.

                  (b) Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"), except where the failure would not have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which has or could reasonably be expected to have a Material Adverse Effect.

                  1.149. Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower and any Subsidiary of Borrower have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any respect any applicable Environmental Law or Permit which has or could reasonably be expected to have a Material Adverse Effect, and the operations of Borrower and each Subsidiary of Borrower comply in all respects with all Environmental Laws and all Permits, except where the failure would not have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Subsidiary of Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials by Borrower or any Subsidiary of Borrower or any other environmental, health or safety matter, in each case, which if adversely determined against Borrower could reasonably be expected to have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower and its Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect, except where the failure would not have a Material Adverse Effect.

                  1.150. Employee Benefits.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending, or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

                  (c) (i) No ERISA Event that is reasonably expected to have a Material Adverse Effect has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) Borrower and its ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

                  1.151. Bank Accounts.

                  All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of Borrower to establish new accounts in accordance with Section 5.2 hereof.

                  1.152. Intellectual Property.

                  Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted, in each case, where the failure to do so, individually or in the aggregate, has or could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights which could reasonably be expected to have a Material Adverse Effect. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule
8.11 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another Person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by Borrower which is owned by another Person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any Person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the License Agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by Borrower under applicable law (including the United States Copyright Act of 1976).

                  1.153. Subsidiaries; Affiliates; Capitalization; Solvency.

                  (a) Except as otherwise permitted herein, Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

                  (b) Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

                  (c) The issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

                  (d) Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder.

                  1.154. Labor Disputes.

                  (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, which could reasonably be expected to have a Material Adverse Effect and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower which could reasonably be expected to have a Material Adverse Effect.

                  1.155. Restrictions on Subsidiaries.

                  Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

                  1.156. Material Contracts.

                  Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrower is not in breach or in default in any material respect of or under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

                  1.157. Payable Practices.

                  Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

                  1.158. Accuracy and Completeness of Information.

                  All information furnished by or on behalf of Borrower in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

                  1.159. Survival of Warranties; Cumulative.

                  All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

                  1.160. Maintenance of Existence.

                  (a) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, in each case where the failure to do so individually or in the aggregate, has or could reasonably be expected to result in a Material Adverse Effect.

                  (b) Borrower shall not change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

                  (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure.

                  1.161. New Collateral Locations.

                  Borrower may only open any new location within the continental United States provided Borrower (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location; notwithstanding the generality of the foregoing, Borrower shall only be required to make commercially reasonable efforts to obtain Collateral Access Agreements regarding such new locations but in the event Borrower does not obtain a Collateral Access Agreement with respect to any such location, Agent shall be entitled to establish Reserves as provided in the definition of Reserves.

                  1.162. Compliance with Laws, Regulations, Etc.

                  (a) Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and

Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, in each case where the failure to do so individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower shall give written notice to Agent immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material other than in compliance with applicable Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or violation of any Environmental Law by Borrower; or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. At Agent's request, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Agent. Borrower shall take prompt action to respond to any non-compliance with any of the Environmental Laws, except where the failure to do so would not have a Material Adverse Effect, and shall regularly report to Agent on such response.

                  (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect, Borrower shall, at Agent's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct an assessment of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such assessment, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (d) Borrower shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans, except that Borrower shall not have any obligation under this Section 9.3(d) to indemnify any person hereunder with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such person as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

                  1.163. Payment of Taxes and Claims.

                  Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

                  1.164. Insurance.

                  Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent with respect to the Collateral. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by Borrower or any of its or their Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

                  1.165. Financial Statements and Other Information.

                  (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and to notify the auditors and accountants of Borrower that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each Accounting Period, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such Accounting Period, certified to be prepared in accordance with GAAP by the chief financial officer of Borrower, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrower is in compliance with the covenants set forth in Sections 9.17 and 9.18 of this Agreement for such month; and (ii) within one hundred (100) days after the end of each fiscal year, audited consolidated financial statements of Borrower and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrower and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $500,000 or which if adversely determined would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise,
(ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Agent with a copy of such Material Contract or any real property lease being terminated), (iii) any order, judgment or decree in excess of $500,000 shall have been entered against Borrower any of its properties or assets, (iv) any notification of a material violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other Governmental Authority, or to any Lender or Participant or prospective Lender or Participant, or any Affiliate of any Lender or Participant, subject to Section 13.5 hereof. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Agent and Lenders such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by such party to Agent or such Lender in writing.

                  1.166. Sale of Assets, Consolidation, Merger, Dissolution,
Etc.

                  Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it (except that any wholly-owned subsidiary of Borrower may be merged into Borrower);

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock to any other Person or any of its assets to any other Person, except for

                      (i) sales of Inventory in the ordinary course of business,

                      (ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrower) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower or as Agent may otherwise agree,

                      (iii) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof,

                      (iv) the sale of any of the real property listed on
         Schedule 1.64 (and fixtures thereon), so long as such sale is in an arm's length transaction for fair value to a Person that is not an Affiliate of Borrower,

                      (v) both (1) the leasing or subleasing of a portion of of any Real Property in a manner consistent with past practices of Borrower and which does not materially adversely affect Borrower's store operations at the applicable Real Property, and/or (2) the renewal of any existing lease or sublease affecting any Real Property or the reletting of any portion of the Real Property currently leased or subleased to third parties, provided any such lease, sublease or renewal is in an arm's length transaction for fair value to a Person that is not an Affiliate of Borrower,

                  (c) wind up, liquidate or dissolve (provided, that, Borrower may dissolve any of its Subsidiaries), or

                  (d) agree to do any of the foregoing.

                  1.167. Encumbrances.

                  Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

                  (a) the security interests and liens of Agent for itself and the benefit of Lenders;

                  (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

                  (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure obligations which are not overdue; or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                  (d) zoning restrictions, easements, licenses, covenants, lien and other restrictions affecting the Real Property which do not interfere in any material respect with the use of such Real Property generally or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                  (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

                  (f) pledges and deposits of cash by Borrower after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower as of the date hereof;

                  (g) pledges and deposits of cash by Borrower after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrower as of the date hereof;

                  (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by Borrower located on the premises of Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrower and the precautionary UCC financing statement filings in respect thereof;

                  (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

                  (j) the security interests and liens set forth on Schedule 8.4 to the Information Certificate;

                  (k) liens on the Kimco Collateral to secure Indebtedness under the Kimco Documents;

                  (l) liens securing the refinancing Indebtedness permitted by
Section 9.9(i); provided, that, such liens shall by their terms cover only such property or assets as are covered by the liens securing the Indebtedness being refinanced and no new or additional property or assets and any liens granted with respect to such refinancing Indebtedness shall be subordinated to at least the same extent as the existing liens securing such Indebtedness being refinanced; and

                  (m) security interests in insurance premiums to secure Indebtedness permitted under Section 9.9(h) hereof, so long as the obligee of such Indebtedness agrees to provide Agent with at least ten (10) days prior written notice of cancellation of any insurance policies so financed.

                  1.168. Indebtedness.

                  Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any

Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

                  (a) the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests do not apply to any property of Borrower or any Subsidiary other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be;

                  (c) unsecured Indebtedness of Borrower arising after the date hereof to any third person, provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent; (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto; (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness; (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred; (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and (vi) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

                  (d) the Indebtedness set forth on Schedule 9.9 to the Information Certificate (including the Indebtedness evidenced by the Kimco Documents); provided, that, Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof so as to shorten the maturity thereof, increase any commitment thereunder, or expand the collateral securing Borrower's obligations thereunder, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

                  (e) obligations under interest rate protection agreements entered into in the ordinary course of business and not for speculation purposes;

                  (f) store leases entered into in the ordinary course of business;

                  (g) unsecured Indebtedness to any third person not otherwise permitted in clause (c) above, not in excess of $500,000 in an aggregate principal amount outstanding at any time;

                  (h) Indebtedness incurred in connection with insurance premium financing not in excess of $7,000,000 in an aggregate principal amount outstanding at any time;

                  (i) extensions, renewals or refinancings by Borrower of any Indebtedness permitted under this Section 9.9 so long as (i) such Indebtedness ("Refinancing Indebtedness") is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon an fees and expenses associated therewith,
(ii) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations on terms not less favorable to the Lenders than the terms of the subordination provisions governing such Indebtedness being extended, renewed or refinanced, (iii) at the time of and after giving effect to such renewal or refinancing, no Event of Default shall have occurred and be continuing and (iv) the other terms and conditions of such Refinancing Indebtedness (including amortization, interest rates and fees) are no less favorable to Borrower or such Restricted Subsidiary, as applicable, than the Indebtedness being extended, renewed or refinanced (provided, that the restrictions set forth in clauses
(iii) and (iv) shall not be applicable to a refinancing of the Indebtedness under the Kimco Documents); and

                  (j) Indebtedness under License Agreements referred to in clause (i) of the definition of Indebtedness.

                  1.169. Loans, Investments, Etc.

                  Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or

Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents, provided, that, the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

                  (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries, provided, that, Borrower shall not have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

                  (d) loans and advances by Borrower to employees of Borrower not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Borrower; and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

                  (e) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by Borrower as Agent may request;

                  (f) obligations of account debtors to Borrower arising from
(i) Accounts which are not past due or (ii) Accounts which are past due and evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Agent by Borrower and promptly delivered to Agent as so endorsed; and

                  (g) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) Borrower shall furnish to Agent all notices or demands in connection with such loans and advances either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

                  1.170. Dividends and Redemptions.

                  Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

                  (a) Borrower may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

                  (b) Borrower may pay dividends to the extent permitted in
Section 9.12 below;

                  (c) Borrower may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; (ii) such repurchase shall be paid with funds legally available therefore; (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its or their property are bound; and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $200,000.

                  1.171. Transactions with Affiliates. Borrower shall not, directly or indirectly:

                  (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business (as the case may be) and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person; or

                  (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrower, except (i) in respect of obligations permitted under Sections 9.9(d) and 9.11 hereof and (ii) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

                  1.172. Compliance with ERISA.

                  Borrower shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

                  1.173. End of Fiscal Years; Fiscal Quarters.

                  Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on the last Sunday on or prior to January 31 of each year and (b) fiscal quarters to end on the last day of the fourth, seventh, tenth and last Accounting Period of each fiscal year. For avoidance of doubt, Borrower's fiscal quarter ends and fiscal year ends during each of the years of 2003 through 2008 are set forth on Schedule 9.14.

                  1.174. Change in Business.

                  Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof.

                  1.175. Limitation of Restrictions Affecting Subsidiaries.

                  Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower, (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower, or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any Subsidiary of Borrower, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or any Subsidiary of Borrower, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (iii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

                  1.176. Excess Availability.

                  Borrower shall at all times have and maintain Excess Availability of not less than $3,000,000.

                  1.177. Financial Covenants.

                  At any time Excess Availability is $9,000,000 or less, Borrower shall maintain the following covenants:

                  (a) For each period below, Borrower shall maintain EBITDA of at least the amount set forth opposite such period:

      ------------------------------------------------------ ----------------------------
                             Period                                    Amount
                             ------                                    ------
      ------------------------------------------------------ ----------------------------
      The period of 3 Accounting Periods ending on the                $2,200,000
      last day of the seventh Accounting Period of the
      fiscal year of Borrower ending in 2003
      ------------------------------------------------------ ----------------------------
      The period of 6 Accounting Periods ending on the              ($7,900,000)
      last day of the tenth Accounting Period of the
      fiscal year of Borrower ending in 2003
      ------------------------------------------------------ ----------------------------
      The period of 9 Accounting Periods ending on the              ($4,400,000)
      last day of the  fiscal  year of  Borrower  ending in
      2003
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the             $10,800,000
      last day of the fourth Accounting Period of the
      fiscal year of Borrower ending in 2004
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the             $11,700,000
      last day of the seventh Accounting Period of the
      fiscal year of Borrower ending in 2004
      ------------------------------------------------------ ----------------------------

      ------------------------------------------------------ ----------------------------
                             Period                                    Amount
                             ------                                    ------
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $12,200,000
      last day of the tenth Accounting Period of the
      fiscal year of Borrower ending in 2004
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $13,100,000
      last day of the fiscal year of Borrower ending in
      2004
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $15,300,000
      last day of the fourth Accounting Period of the
      fiscal year of Borrower ending in 2005
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $16,600,000
      last day of the seventh Accounting Period of the
      fiscal year of Borrower ending in 2005
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $17,300,000
      last day of the tenth Accounting Period of the
      fiscal year of Borrower ending in 2005
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $18,600,000
      last day of the fiscal year of Borrower ending in
      2005
      ------------------------------------------------------ ----------------------------
      The period of 13 Accounting Periods ending on the              $20,000,000
      last day of each fourth, seventh, tenth and
      thirteenth Accounting Period thereafter
      ------------------------------------------------------ ----------------------------

                  (b) At all times during each Accounting Period set forth below, Borrower shall maintain a ratio of the Cost of Inventory to accounts payable of Borrower of at least the ratio set forth opposite such Accounting
Period:

      ------------------------------------------------------ ----------------------------
                        Accounting Period                               Ratio
                        -----------------                               -----
      ------------------------------------------------------ ----------------------------
      The first Accounting Period of each fiscal year of                3.54
      Borrower (commencing with the fiscal year ending in
      2004)
      ------------------------------------------------------ ----------------------------

      ------------------------------------------------------ ----------------------------
                        Accounting Period                               Ratio
                        -----------------                               -----
      ------------------------------------------------------ ----------------------------
      The second Accounting Period of each fiscal year of               2.32
      Borrower (commencing with the fiscal year ending in
      2004)
      ------------------------------------------------------ ----------------------------
      The third Accounting Period of each fiscal year of                2.11
      Borrower (commencing with the fiscal year ending in
      2004)
      ------------------------------------------------------ ----------------------------
      The fourth Accounting Period of each fiscal year of               1.49
      Borrower (commencing with the fiscal year ending in
      2004)
      ------------------------------------------------------ ----------------------------
      The fifth Accounting Period of each fiscal year of                2.63
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------
      The sixth Accounting Period of each fiscal year of                3.97
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------
      The seventh Accounting Period of each fiscal year of              3.42
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------
      The eighth Accounting Period of each fiscal year of               1.96
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------
      The ninth Accounting Period of each fiscal year of                2.43
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------
      The tenth Accounting Period of each fiscal year of                4.02
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------
      The eleventh Accounting Period of each fiscal year                7.18
      of Borrower (commencing with the fiscal year ending
      in 2003)
      ------------------------------------------------------ ----------------------------
      The twelfth Accounting Period of each fiscal year of              5.62
      Borrower (commencing with the fiscal year ending in
      2003)
      ------------------------------------------------------ ----------------------------

      ------------------------------------------------------ ----------------------------
                        Accounting Period                               Ratio
                        -----------------                               -----
      ------------------------------------------------------ ----------------------------
      The thirteenth Accounting Period of each fiscal year              6.00
      of Borrower (commencing with the fiscal year ending
      in 2003)
      ------------------------------------------------------ ----------------------------

                  1.178. License Agreements.

                  (a) Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement,
(iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

                  (b) Borrower will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of Borrower to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of Borrower, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

                  1.179. Intentionally Omitted.

                  1.180. Costs and Expenses.

                  Borrower shall pay to Agent and Lenders on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Concentration Account, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations and B/A Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and Borrower 's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; and
(g) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

                  1.181. Further Assurances.

                  At the request of Agent at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. In connection with a request by Borrower for a Loan, Letter of Credit Accommodation or B/A Accommodation, Agent may request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations and B/A Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations or B/A Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

                  1.182. Events of Default.

                  The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrower fails to pay any of the Obligations when due; or (ii) Borrower fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, 9.16 and 9.22 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period, or (B) an intentional breach by Borrower of any such covenant; or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrower to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of the Collateral having a value in excess of $500,000 that is not effectively stayed;

                  (e) any Obligor dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by Borrower or any Obligor or for all or any part of its property;

                  (i) any default in respect of any Indebtedness of Borrower or any Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

                  (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (k) an ERISA Event shall occur which results in or could reasonably be expected to have a Material Adverse Effect;

                  (l) any Change of Control;

                  (m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, such Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

                  (n) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof; or

                  (o) there shall be an event of default under any of the other Financing Agreements beyond any applicable notice and cured cure period therefor.

                  1.183. Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or any Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower or any Obligor, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower or any Obligor, which right or equity of redemption is hereby expressly waived and released by Borrower and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or B/A Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations and B/A Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations and B/A Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations and B/A Accommodations.

                  (c) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of Borrower or any Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

                  (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                  (e) For the purpose of enabling Agent to exercise the rights and remedies hereunder, Borrower hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to Borrower, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (f) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower and Obligors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

                  (g) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default, at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or B/A Accommodations or reduce the lending formulas or amounts of Loans, Letter of Credit Accommodations and B/A Accommodations available to Borrower and/or (B) terminate any provision of this Agreement providing for any future Loans, Letter of Credit Accommodations or B/A Accommodations to be made by Agent and Lenders to Borrower, and (ii) Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

                  1.184. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

                  (b) Borrower, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Borrower or any Obligor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or any Obligor or its or their property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Agent against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Agent and Lenders shall not have any liability to Borrower or any Obligor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Borrower: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements; and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

                  1.185. Waiver of Notices.

                  Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent or any Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  1.186. Amendments and Waivers.

                  (a) Except as expressly provided for herein, neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrower; except, that, no such amendment, waiver, discharge or termination shall:

                      (i) reduce the interest rate or any fees or extend the time of payment of interest or any fees or reduce the principal amount of any Loan, Letter of Credit Accommodations or B/A Accommodations, in each case without the consent of each Lender directly affected thereby,

                      (ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

                      (iii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

                      (iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

                      (v) consent to the assignment or transfer by Borrower or any Obligor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

                      (vi) amend, modify or waiver any terms of this Section
         11.3 or Section 12.8 hereof, without the consent of Agent and all of Lenders, or

                      (vii) increase the advance rates constituting part of the Borrowing Base, without the consent of Agent and all of Lenders.

                  (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (c) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in the event that Borrower requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrower, Agent and the Required Lenders, Borrower, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees (but not the early termination fee) and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrower and the Required Lenders may determine to be appropriate.

                  (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

                  1.187. Waiver of Counterclaims.

                  Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

                  1.188. Indemnification.

                  Borrower shall indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrower shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrower as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. THE AGENT

                  1.189. Appointment, Powers and Immunities.

                  Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

                  1.190. Reliance by Agent.

                  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

                  1.191. Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans, Letter of Credit Accommodations and B/A Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations or B/A Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations or B/A Accommodations is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations, B/A Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

                  1.192. Congress in its Individual Capacity.

                  With respect to its Commitment and the Loans made and Letter of Credit Accommodations and B/A Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower or any Obligor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                  1.193. Indemnification.

                  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  1.194. Non-Reliance on Agent and Other Lenders.

                  Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or any Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor that may come into the possession of Agent.

                  1.195. Failure to Act.

                  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  1.196. Additional Loans.

                  Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations or B/A Accommodations to Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans, Letter of Credit Accommodations or B/A Accommodations would cause the aggregate amount of the total outstanding Revolving Loans, Letter of Credit Accommodations and B/A Accommodations to Borrower to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations or B/A Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans, Letter of Credit Accommodations or B/A Accommodations will cause the total outstanding Revolving Loans, Letter of Credit Accommodations and B/A Accommodations to Borrower to exceed the Borrowing Base, as

Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations or B/A Accommodation to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Base shall not exceed the aggregate amount equal to $5,000,000 outstanding at any time and shall not cause the total principal amount of the Loan, Letter of Credit Accommodation and B/A Accommodation to exceed the Maximum Credit; and (b) no such additional Revolving Loans, Letter of Credit Accommodations or B/A Accommodations shall be outstanding more than ninety (90) days after the date such additional Revolving Loan, Letter of Credit Accommodation or B/A Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans, Letter of Credit Accommodations or B/A Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

                  1.197. Concerning the Collateral and the Related Financing Agreements.

                  Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  1.198. Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

                  By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and monthly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports");

                  (b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, and (B) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrower and any Obligor and will rely significantly upon Borrower's and Obligors' books and records, as well as on representations of Borrower' and Obligors' personnel; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

                  1.199. Collateral Matters.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans, Letter of Credit Accommodations and B/A Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrower or any Obligor of the Loans and other Obligations or (iii) to pay any other amount chargeable to Borrower or Obligor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations or B/A Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

                  (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower or any Obligor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $5,000,000 or (v) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

                  (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower or any Obligor in respect of) the Collateral retained by Borrower or such Obligor.

                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans, Letter of Credit Accommodations or B/A Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

                  1.200. Agency for Perfection.

                  Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  1.201. Successor Agent.

                  Agent may resign as Agent upon thirty (30) days' notice to Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty
(30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

                  1.202. Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Borrower may terminate this Agreement and the other Financing Agreements, each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default; provided, that, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrower shall pay to Agent all outstanding and unpaid Obligations (other than Letter of Credit Accommodations and B/A Accommodations which are cash collateralized as provided below) and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and B/A Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations and B/A Accommodations shall be in the amount equal to one hundred ten percent (110%) of the amount of the Letter of Credit Accommodations and B/A Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations and B/A Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower or any Obligor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid in accordance with Section 13.1(a), and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid at which time Agent shall deliver such terminations and releases as Borrower shall reasonably request. Accordingly, Borrower waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrower agrees to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

         --------------------------------------------------- -------------------------------------------------------
                               Amount                                                Period
                               ------                                                ------
         --------------------------------------------------- -------------------------------------------------------
         (i)      2% of Maximum Credit                       From the date hereof to and including the first
                                                             anniversary of the date hereof
         --------------------------------------------------- -------------------------------------------------------
         (ii)     1% of Maximum Credit                       From and after the first anniversary of the date
                                                             hereof to and including the second anniversary of the
                                                             date hereof
         --------------------------------------------------- -------------------------------------------------------

         --------------------------------------------------- -------------------------------------------------------
                               Amount                                                Period
                               ------                                                ------
         --------------------------------------------------- -------------------------------------------------------
         (iii)    0.5% of Maximum Credit                     From and after the second anniversary of the date
                                                             hereof, to but not including the third anniversary of
                                                             the date hereof or if the term of this Agreement is
                                                             extended, at any time prior to the end of the then
                                                             current term.
         --------------------------------------------------- -------------------------------------------------------

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to Borrower permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.

                  1.203. Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to Borrower, any Obligor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured.

                  (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by Borrower at any time.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Agent prior to the date hereof.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

                  1.204. Notices.

                  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

     If to Borrower:                  Frank's Nursery & Crafts, Inc.
                                      1175 West Long Lake Road
                                      Troy, Michigan  48098
                                      Attention:  Chief Executive Office
                                      Telephone No.:  (248) 712-7100
                                      Telecopy No.:  (248) 712-7180

     with a copy to:                  Willkie Farr & Gallagher
                                      787 Seventh Avenue
                                      New York, NY 10019-6099
                                      Attention:  William E. Hiller, Esq.
                                      Telephone No.:  (212) 728-8228
                                      Telecopy No.:  (212) 728-8111

     If to Agent:                     Congress Financial Corporation (Central)
                                      150 South Wacker Drive
                                      Suite 2200
                                      Chicago, Illinois  60606
                                      Attention:  William Bloom
                                      Telephone No.:  (312) 332-0420
                                      Telecopy No.:  (312) 332-0424

                  1.205. Partial Invalidity.

                  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

                  1.206. Confidentiality.

                  (a) Agent and each Lender shall keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order; (ii) to bank examiners and other regulators, auditors and/or accountants; (iii) in connection with any litigation to which Agent or such Lender is a party relating to this Agreement;
(iv) to any Lender or any Affiliate of any Lender or to any Participant (or prospective Lender or Participant) so long as such Lender or Participant (or prospective Lender or

Participant) shall have been instructed to treat such information as confidential in accordance with this Section 13.5; or (v) to counsel for Agent or any Participant or Lender (or prospective Participant or Lender so long as clause (iv) of this Section is satisfied as to such person).

                  (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Agent determines in good faith that it will not create any risk of liability to Agent or such Lender, that Agent or such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Agent's or such Lender's reasonable expenses, cooperate with Borrower in reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

                  (c) In no event shall this Section 13.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party; (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender from a person other than Borrower;
(iii) require Agent or any Lender to return any materials furnished by Borrower to Agent; or (iv) prevent Agent from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

                  1.207. Successors.

                  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrower, and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

                  1.208. Assignments; Participations.

                  (a) Each Lender may assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, such transfer or assignment will not be effective until: (i) it is recorded by Agent on the Register; and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

                  (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations and B/A Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor or any of their Subsidiaries or the performance or observance by Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations and B/A Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

                  (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank,

                  (g) Borrower shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents otherwise required to be prepared under this Agreement for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

                  1.209. Entire Agreement.

                  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

                  1.210. Counterparts, Etc.

                  This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  IN WITNESS WHEREOF, Agent, Lenders and Borrower has caused these presents to be duly executed as of the day and year first above written.


AGENT                                        BORROWER

CONGRESS FINANCIAL CORPORATION               FRANK'S NURSERY & CRAFTS, INC.
(CENTRAL), as Agent

                                             By /s/ Larry T. Lakin
                                               ---------------------------------
By  /s/ Jayne M. Weingart                    Title  Vice Chairman/CFO
  ---------------------------------               ------------------------------
Title  Vice President
     ------------------------------


LENDERS

CONGRESS FINANCIAL CORPORATION
(CENTRAL)


By /s/ Jayne M. Weingart
  ----------------------
Title    Vice President
     ------------------------------

Commitment:  $50,000,000